Exhibit 10.1

Master Services Agreement
Elevai Biosciences, Inc.	KCRN Research, Inc.

MASTER SERVICES AGREEMENT

This Master Service Agreement (the “Agreement”) is made this 21st day of October 2024 by and between KCRN Research, Inc., a clinical service company with principal offices located at 12311 Middlebrook Road Suite 200, Germantown, MD 20874, USA (“KCRN”) and Elevai Biosciences, Inc. (“Client”).

WHEREAS, both KCRN and Client desire to enter into the Agreement for the purpose of delineating in advance the terms and conditions which will govern the relationship between the parties and define the conditions under which Client would award to KCRN and KCRN would accept from and perform for Client, certain services.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Services

KCRN shall provide Client clinical and regulatory services (“Services”) pursuant to the terms and provisions of and at the rates set forth in this Agreement as requested in writing by Client and agreed to by KCRN from time to time by separate Work Order. The terms and conditions of this Agreement shall be made a part of and incorporated by reference into each Work Order. In the event of conflict between the terms of a Work Order and this Agreement, the terms of this Agreement shall prevail unless there is an express indication in the Work Order to alter the terms of this Agreement. Any change in the Services in a Work Order shall be agreed to in writing by both parties by the execution of an amendment to the applicable Work Order.

2.	Payment

KCRN shall submit detailed and itemized invoices, together with appropriate supporting documentation with respect to any costs and expenses to be passed through to Client, on a monthly basis or payment schedule indicated in each Work Order. Client shall pay such invoices within 30 days of the date of such invoice. KCRN shall deliver all invoices to the address of Client set forth in the applicable Work Order and Client shall make all payments pursuant to the directions set forth in the applicable Work Order. In the event a dispute arises between the parties regarding any portion of any invoice, Client shall pay all undisputed portions of the invoice(s) while withholding payment of the disputed portions pending good faith resolution by the parties.

3.	Term and Termination

3.1 The term of this Agreement shall begin on the date first set forth above and shall continue for a period of three years. This Agreement shall automatically renew for successive one year terms following the initial three year term unless terminated by a party upon 30 days written notice prior to the expiration of the then-current term; provided however, that this Agreement shall in all events continue in full force and effect during any period during which Services are performed under a specific Work Order.

3.2 A Work Order may be terminated by either party for any reason upon 30 days prior written notice. Termination of a Work Order shall not, in and of itself, constitute termination of this Agreement.

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Master Services Agreement
Elevai Biosciences, Inc.	KCRN Research, Inc.

3.3 Either party may terminate this Agreement or any individual Work Order:

3.3.1 on written notice effective immediately if the other party commits a material breach of this Agreement or a Work Order which is not cured within 15 days of receipt of written notice of said breach from the other party; or upon receipt of written notice of the breach if the breach is incapable of cure, or

3.3.2 on written notice effective immediately if the other party becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, files or has filed against it, a petition in bankruptcy, or has a receiver appointed for a substantial part of its assets, any of which events shall constitute a material breach of this Agreement.

3.4 Upon any termination of this Agreement or a Work Order, Client shall pay KCRN for all Services performed and for all costs and expenses incurred through the date of such termination.

4.	Subcontractors

KCRN may subcontract the Services or any part of the Services to an affiliate of KCRN or to individual contract consultants as necessary with the prior consent of Client. KCRN shall in all events be responsible for the Services performed by any subcontractor pursuant to this Section.

5.	Confidential Information

5.1 During the term of this Agreement and in the course of KCRN’s performance of the Services, KCRN will acquire from the Client information which the Client considers to be proprietary and confidential including, for example, information with respect to materials, compounds, formulations, samples, processes, methods, apparatus, operations and present and future plans of the Client (“Client Confidential Information”). Client Confidential Information shall also include all information developed by KCRN for Client as a result of KCRN’s performance under this Agreement. KCRN agrees to keep confidential and not to use, except in connection with the Services, Client Confidential Information and not to divulge any Client Confidential Information to others at any time except to KCRN employees and/or other authorized representatives who are directly concerned with the Services and who have executed an agreement which includes terms and conditions regarding confidentiality that are no less restrictive than the terms of this Agreement.

5.2 Notwithstanding the above, this Agreement shall not restrict KCRN’s use or disclosure of information which:

5.2.1 is already known to KCRN prior to its disclosure by Client as evidenced by KCRN’s written records;

5.2.2 is or becomes generally known or available to the public through no fault of KCRN; or

5.2.3 is received from a third party that is under no obligation of confidentiality to Client.

5.3 Notwithstanding the above, KCRN may disclose Client Confidential Information to the extent required by applicable laws or regulations or as ordered by a court or other regulatory or government authority; provided however, that KCRN where permitted by law (i) shall provide Client with prior written notice of such disclosure, and (ii) shall only disclose the minimum amount of Client Confidential Information required to be disclosed in order to comply.

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Master Services Agreement
Elevai Biosciences, Inc.	KCRN Research, Inc.

5.4 Upon termination of this Agreement or at any other time the Client requests, KCRN will transmit to the Client any written, printed or other materials embodying Client Confidential Information, including all copies, excerpts thereof, and samples given to KCRN under this Agreement; provided however, that KCRN may retain one copy of such information for legal purposes.

5.5 The obligations of KCRN with respect to the Client Confidential Information under this Section 5 and the related subsections shall continue for a period of ten years after completion of the Services.

5.6 The Client acknowledges that other clients use KCRN’s services and it is understood and agreed that KCRN is not to disclose to the Client any confidential information of other parties, including past and present clients. The Client will rely upon KCRN’s ethical judgment to avoid any conflict of interest in this respect.

5.7 KCRN’s cost or price information set forth in this Agreement, an Exhibit hereto or in a Work Order constitutes confidential, proprietary information of KCRN. It may become necessary for KCRN to disclose to Client other information which KCRN considers proprietary, privileged and confidential. Client agrees to protect such proprietary, confidential information as confidential with the same degree of care as Client would protect its own confidential information and Client will not use such information for any purpose other than in connection with the performance of obligations under this Agreement.

6.	Intellectual Property.

6.1 Any and all information, inventions and discoveries, whether or not patentable, which KCRN develops, conceives and/or makes as the result of the specific Services performed by KCRN under this Agreement or through the use of or access to Client Confidential Information shall be the sole and exclusive property of the Client. KCRN shall, upon request of the Client and at Client’s expense, promptly execute any and all applications, assignments or other instructions which the Client shall deem necessary or useful in order to apply for and obtain patent protection worldwide for said inventions and discoveries, and in order to assign and convey to the Client the sole and exclusive right, title and interest in and to said inventions and discoveries and patent applications and patents thereon.

6.2 The parties agree that all documents, analyses, reports, data and information created by KCRN pursuant to this Agreement and all copyrights therein are the property of Client. To the extent permitted by the applicable law, all such documents, analyses, reports, data and information shall be deemed “works made for hire”. To the extent such items are not deemed to be “works made for hire” under applicable law, KCRN hereby assigns all right, title and interest in such materials and the associated copyrights to Client. KCRN shall, upon request of the Client and at Client’s expense, execute any documents deemed necessary by the Client to record the assignment of such materials and copyrights.

6.3 Notwithstanding the foregoing, KCRN data, documents, and all information of a privileged or proprietary nature not specifically developed as part of the Services or which are developed independently of this Agreement, including without limitation, all KCRN-developed computer software, processes, procedures and related manuals, are the sole and exclusive property of KCRN.

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Master Services Agreement
Elevai Biosciences, Inc.	KCRN Research, Inc.

7.	Warranties

7.1 KCRN represents and warrants that:

7.1.1 KCRN has not employed and will not employ or otherwise use in any capacity the services of any person debarred under the United States Food, Drug, and Cosmetic Act, as amended from time, or any other applicable law or regulation of an applicable regulatory authority, in performing the Services;

7.1.2 KCRN will perform the Services in accordance with all applicable local, state, federal laws and regulations;

7.1.3 All personnel assigned to perform Services are duly qualified and experienced and have received all education and training necessary to perform the Services; and

7.1.4 KCRN has the legal authority and right to enter into this Agreement and KCRN has no obligation to any third party that is in conflict with, or that has the potential to conflict with, KCRN’s obligations under this Agreement.

7.2 EXCEPT FOR THE LIMITED REPRESENTATIONS AND WARRANTIES GIVEN IN SECTION 7.1, KCRN MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

8.	Non-Solicitation

Neither party will solicit, directly or indirectly, or hire employees of the other party while such employees are providing Services or for a period of one year after completion or termination of Services under this Agreement or a Work Order without the other party’s prior written consent. This restriction shall not apply to general employment advertisements not targeted specifically to employees of the other party.

9.	Indemnification

9.1 Indemnification by KCRN. KCRN agrees to indemnify Client and its affiliates and their respective employees, agents, officers and directors (“Client’s Indemnified Group”) for any third party claims, and any resulting losses, costs, claims, suits, expenses, damages and awards, including reasonable attorneys’ fees for defending those claims (collectively, a “Claim”), arising out of (a) KCRN’s negligence or intentional misconduct in performing Services under this Agreement, or (b) KCRN’s material breach of its obligations, representations, or warranties hereunder, except to the extent that such Claim arises out of or results from Client’s or a member of Client’s Indemnified Group’s negligence, intentional misconduct or breach of this Agreement.

9.2 Indemnification by Client. Client agrees to indemnify, defend, and hold harmless, KCRN and its affiliates and their respective employees, agents, officers and directors (“KCRN’s Indemnified Group”) for any third party claims, and any resulting losses, costs, claims, suits, expenses, damages and awards, including reasonable attorneys’ fees for defending those claims (collectively, a “Claim”), arising out of (a) Client’s use of the Deliverables or Study Product, (b) Client’s negligence or intentional misconduct in connection with this Agreement or a study which is the subject of any Work Order hereunder, (c) any injury sustained by a Study subject as a result of their participation in the Study, or (d) Client’s material breach of this Agreement, except to the extent such Claims result from KCRN’s negligence, intentional misconduct or material breach of this Agreement.

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Master Services Agreement
Elevai Biosciences, Inc.	KCRN Research, Inc.

9.3 Notice of Claim. Each party’s obligations under Section 9 of this Agreement are further conditioned upon the indemnified party giving the indemnifying party timely written notice and assistance in the defense of any claim, proceeding or investigation; provided however, that failure of the indemnified party to give such notice shall not limit the indemnified party’s right to indemnification except in such case where such failure materially and adversely affects the indemnifying party’s ability to defend against such claim, proceeding or investigation and then only to the extent of such adverse effect.

9.4. Consent for Settlement of Claim. Neither party will enter into any settlement agreement that attributes fault or negligence to the other party, requires any payment by the other party, or restricts the future actions or activities of the other party, without the other party’s prior written consent.

9.5. Limitations on Liability. EXCEPT IN THE EVENT OF A PARTY’S BREACH OF SECTION 5 (CONFIDENTIAL INFORMATION), IN NO EVENT SHALL EITHER PARTY OR ITS OFFICERS, DIRECTORS, CONTRACTORS OR AGENTS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFIT, OR COSTS OF SUBSTITUTE SERVICES SUFFERED BY THE OTHER PARTY OR ANY THIRD PARTY, HOWEVER CAUSED, REGARDLESS OF THE THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY, OR HAS CONSTRUCTIVE KNOWLEDGE, OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

10.	Miscellaneous

10.1 This Agreement constitutes the entire agreement between KCRN and Client with respect to the Services and supersedes all previous written and oral negotiations, commitments, and understandings. This Agreement shall not be altered or otherwise amended except in a writing signed by each of the parties. Notwithstanding the foregoing, the obligations of a party under any existing nondisclosure or confidentiality agreement with the other party shall continue.

10.2 The relationship between the parties is that of an independent contractor and neither party shall have the authority to bind or act on behalf of the other party without its prior written consent. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or business organization of any kind.

10.3 This Agreement may not be assigned by either party without the other party’s prior written consent which shall not be unreasonably withheld. Notwithstanding the foregoing, a party may assign this Agreement to a successor to all or substantially all of its business related to this Agreement, whether by merger, acquisition, or asset sale, without the consent of the other party. The covenants and conditions contained herein will apply to and bind the successors, representatives and assigns of all parties hereto.

10.4 If any provision of this Agreement shall be deemed void in whole or in part for any reason whatsoever, the remaining provisions shall remain in full force and effect.

10.5 This Agreement shall be governed by and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of law provisions.

10.6 KCRN’s failure to perform its obligations hereunder shall be excused to the extent and for a period of time such non-performance is caused by an event of force majeure, including, but not limited to, the occurrence of war, invasion, fire, explosion, flood, riot, strikes, acts of God, acts of governments or governmental agencies or instrumentalities or contingencies or causes beyond KCRN’s reasonable control.

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Master Services Agreement
Elevai Biosciences, Inc.	KCRN Research, Inc.

10.7 The following sections, and all subsections thereto, and subsections shall survive the expiration or termination of this Agreement: 5, 6, 8, 9, and 10.

10.8 Any notice required or permitted to be given under this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, or

(c) sent by a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid, to the addresses of the other party set forth in the initial paragraph of this Agreement, or at such other addresses as may from time to time be furnished by similar notice by a party. The effective date of any notice hereunder shall be the date of receipt by the receiving party.

10.9 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Master Services Agreement
Elevai Biosciences, Inc.	KCRN Research, Inc.

IN WITNESS WHEREOF, this Agreement has been executed by the parties to this Agreement through their duly authorized officers effective as of the date set forth above.

Elevai Biosciences, Inc.		KCRN Research, Inc.

By:	/s/ Graydon Bensler	By:	/s/ Hugh Lee
Name:	Graydon Bensler	Name:	Hugh Lee
Title:	CEO and Director	Title:	CEO & Founder
Date:	10/21/2024	Date:	10/21/2024

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